Exhibit 99.1

QuinStreet Reports Financial Results for Third Quarter of Fiscal 2014

FOSTER CITY, CA—May 6, 2014 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing online, today announced financial results for fiscal third quarter ended March 31, 2014.

The Company reported revenue of $71.9 million and adjusted EBITDA of $6.3 million, or 9% of revenue.

Adjusted net income was $2.0 million, or $0.04 per diluted share, and GAAP net loss was $2.7 million, or $(0.06) per share. Adjusted net income excludes stock-based compensation expense, amortization of intangible assets, and tax valuation allowance, net of estimated tax.

The Company generated $5 million of normalized free cash flow and closed the quarter with $120 million in cash and marketable securities and $39 million in net cash.

Reconciliations of adjusted net income to net loss, adjusted EBITDA to net loss and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

“Revenue in fiscal Q3 came in at the top of the outlook we provided,” commented Doug Valenti, QuinStreet CEO. “We continue to spend aggressively on initiatives that we believe will result in a return to growth, with good progress. This has been especially true in auto insurance, our largest addressable market, where we successfully launched our full range of complementary new policy, lead and click products in the quarter, as committed in our last call.”

“The launch of the new auto insurance products is an important milestone for QuinStreet. They significantly increase our revenue opportunity and competitive advantages, and we can now more fully shift from investment in product to investment in revenue. We believe that investment in growing these products represents the most direct path to returning the Company to revenue growth and stronger margins. Based on the significant opportunities we see for the new auto insurance products, we are increasing marketing and media spending ahead of revenue. We expect the new products to begin to add to auto insurance revenue in the current quarter, and that they will do so at an accelerating rate in future quarters. We now project that auto insurance revenue will grow next fiscal year, which begins July 1, from the ramp of the new products. For the current quarter, we expect revenue to be approximately $67 million, consistent with typical sequential seasonality. EBITDA margins will be in the single digits due primarily to increased spending on marketing and media to ramp the new auto insurance products,” Valenti concluded.

Conference Call Today at 2:00 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial +1 (866) 240-0819 for the U.S. and Canada and +1 (973) 200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on May 6, 2014 by dialing +1 (855) 859-2056 in the U.S. and Canada, or 1 (404) 537-3406 for international callers, using passcode 30843970#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net (loss) income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, and impairment of goodwill. The term “adjusted net income” refers to a financial measure that we define as net (loss) income adjusted for amortization expense, stock-based compensation expense, impairment of goodwill and tax valuation allowance, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow adjusted for changes in operating assets and liabilities net of estimated taxes related to impairment of goodwill, tax valuation allowance and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, impairment of goodwill and tax valuation allowance). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to us and investors because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will,” “believe,” “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to return to growth and profitability; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

The Blueshirt Group for QuinStreet

Erica Abrams

(415) 217-5864

erica@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$81,743	$90,117
Marketable securities	38,308	37,847
Accounts receivable, net	42,013	38,391
Deferred tax assets	752	6,753
Prepaid expenses and other assets	7,978	4,623

Total current assets	170,794	177,731

Property and equipment, net	10,997	9,707
Goodwill	151,092	150,456
Other intangible assets, net	35,917	50,486
Deferred tax assets, noncurrent	4,512	40,289
Other assets, noncurrent	928	878

Total assets	$374,240	$429,547

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,449	$18,722
Accrued liabilities	26,172	30,903
Deferred revenue	1,231	1,638
Debt	16,796	15,428

Total current liabilities	63,648	66,691

Deferred revenue, noncurrent	—	239
Debt, noncurrent	64,524	77,249
Other liabilities, noncurrent	6,109	6,473

Total liabilities	134,281	150,652

Stockholders’ equity
Common stock	43	43
Additional paid-in capital	235,568	226,857
Accumulated other comprehensive loss	(1,018)	(1,012)
Retained earnings	5,366	53,007

Total stockholders’ equity	239,959	278,895

Total liabilities and stockholders’ equity	$374,240	$429,547

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Net revenue	$71,888	$79,017	$214,994	$229,394
Cost of revenue (1)	61,646	63,863	181,354	190,765

Gross profit	10,242	15,154	33,640	38,629
Operating expenses: (1)
Product development	4,859	4,891	14,794	14,288
Sales and marketing	3,881	3,683	11,696	10,870
General and administrative	4,284	4,394	12,829	12,339
Impairment of goodwill	—	—	—	92,350

Operating (loss) income	(2,782)	2,186	(5,679)	(91,218)
Interest income	30	28	84	84
Interest expense	(911)	(1,810)	(2,913)	(4,176)
Other (expense) income, net	(3)	(39)	(51)	3

(Loss) income before income taxes	(3,666)	365	(8,559)	(95,307)
Benefit from (provision for) taxes	993	(2,527)	(39,082)	29,517

Net loss	$(2,673)	$(2,162)	$(47,641)	$(65,790)

Net loss per share
Basic	$(0.06)	$(0.05)	$(1.10)	$(1.54)

Diluted	$(0.06)	$(0.05)	$(1.10)	$(1.54)

Weighted average shares used in computing net loss per share
Basic	43,567	42,804	43,422	42,798
Diluted	43,567	42,804	43,422	42,798

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$595	$1,010	$2,190	$2,896
Product development	551	665	1,893	2,056
Sales and marketing	827	780	2,195	2,403
General and administrative	477	558	1,833	1,457

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Cash Flows from Operating Activities
Net loss	$(2,673)	$(2,162)	$(47,641)	$(65,790)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,611	7,208	19,955	25,666
Impairment of goodwill	—	—	—	92,350
Write-off of bank loan upfront fees	—	680	—	680
Provision for sales returns and doubtful accounts receivable	(181)	(107)	(424)	(575)
Stock-based compensation	2,450	3,014	8,111	8,813
Excess tax benefits from stock-based compensation	(85)	(10)	(394)	(60)
Other adjustments, net	23	128	150	(35)
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(6,760)	(3,572)	(3,198)	8,619
Prepaid expenses and other assets	(2,831)	2,481	(3,403)	(2,027)
Deferred taxes	1,545	—	41,938	(28,914)
Accounts payable	1,064	(1,685)	868	(5,980)
Accrued liabilities	4,030	4,076	(1,831)	(1,574)
Deferred revenue	(8)	(67)	(646)	(665)
Other liabilities, noncurrent	(154)	(54)	(524)	290

Net cash provided by operating activities	3,031	9,930	12,961	30,798

Cash Flows from Investing Activities
Capital expenditures	(500)	(305)	(4,679)	(1,126)
Business acquisition	—	—	(875)	—
Other intangibles	(123)	—	(2,815)	(2,500)
Internal software development costs	(697)	(556)	(1,901)	(1,813)
Purchases of marketable securities	(13,565)	(12,305)	(36,390)	(39,965)
Proceeds from sales and maturities of marketable securities	14,475	13,683	35,820	38,791

Net cash (used in) provided by investing activities	(410)	517	(10,840)	(6,613)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	332	47	2,259	316
Principal payments on bank debt	(3,750)	(2,500)	(8,750)	(5,000)
Payment of bank loan upfront fees	—	(200)	—	(200)
Principal payments on acquisition-related notes payable	(362)	(376)	(2,599)	(5,848)
Excess tax benefits from stock-based compensation	85	10	394	60
Withholding taxes related to restricted stock net share settlement	(432)	(43)	(1,760)	(191)
Repurchases of common stock	—	—	—	(6,157)

Net cash used in financing activities	(4,127)	(3,062)	(10,456)	(17,020)

Effect of exchange rate changes on cash and cash equivalents	2	4	(39)	16
Net (decrease) increase in cash and cash equivalents	(1,504)	7,389	(8,374)	7,181
Cash and cash equivalents at beginning of period	83,247	68,323	90,117	68,531

Cash and cash equivalents at end of period	$81,743	$75,712	$81,743	$75,712

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net loss	$(2,673)	$(2,162)	$(47,641)	$(65,790)
Amortization of intangible assets	4,954	5,894	15,111	21,575
Stock-based compensation	2,450	3,013	8,111	8,812
Impairment of goodwill	—	—	—	92,350
Tax valuation allowance	1,150	—	41,361	—
Tax impact to non-GAAP items	(3,913)	33	(7,621)	(38,452)

Adjusted net income	$1,968	$6,778	$9,321	$18,495

Adjusted diluted net income per share	$0.04	$0.16	$0.21	$0.43

Weighted average shares used in computing adjusted diluted net income per share	43,911	43,047	44,095	43,150

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net loss	$(2,673)	$(2,162)	$(47,641)	$(65,790)
Interest and other income (expense), net	884	1,821	2,880	4,089
(Benefit from) provision for taxes	(993)	2,527	39,082	(29,517)
Depreciation and amortization	6,611	7,208	19,955	25,666
Stock-based compensation	2,450	3,013	8,111	8,812
Impairment of goodwill	—	—	—	92,350

Adjusted EBITDA	$6,279	$12,407	$22,387	$35,610

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$3,031	$9,930	$12,961	$30,798
Capital expenditures	(500)	(305)	(4,679)	(1,126)
Internal software development costs	(697)	(556)	(1,901)	(1,813)

Free cash flow	$1,834	$9,069	$6,381	$27,859

Changes in operating assets and liabilities,less excess tax benefits from stock-based compensation	3,199	(1,169)	6,957	1,826

Normalized free cash flow	$5,033	$7,900	$13,338	$29,685